Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

Form 10-12G/A

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

PERK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-2622704
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2375 East Camelback Rd., Suite 600, Phoenix, AZ	85016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 358-7505

Securities to be registered under Section 12(b) of the Act: None

Title of each class to be so registered	Name of Exchange on which each class is to be registered
N/A	N/A

Securities to be registered under Section 12(g) of the Exchange Act:

Common Stock, par value $.0001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated file	☐	Smaller reporting company	☒
		Emerging growth company	☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

Perk International, Inc. is filing this General Form for Registration of Securities on Form 10, or this “registration statement,” to register its common stock, par value $0.0001 per share (“Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934. Unless otherwise mentioned or unless the context requires otherwise, when used in this registration statement, the terms “Company,” “we,” “us,” “our” and “Perk International, Inc.” refer to Perk International, Inc.

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of December 31, 2019 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms, or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.

The market data and other statistical information contained in this registration statement are based on internal Company estimates of our past experience in the industry, general market data, and public information which was not commissioned by us for this filing.

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ITEM 1.	BUSINESS.

Corporate History

On April 10, 2013, Articles of Incorporation were filed for Perk International Inc., with the Nevada Secretary of State.

On April 10, 2013, the Initial List of Officers, Directors, and Resident Agent of Perk International, Inc. was filed with the Nevada Secretary of State, naming Andrew Gaudet as Director, Chairman, President and CFO, and Leon Golden as Director, CFO and Secretary.

On February 6, 2015, Andrew Gaudet resigned his office of Vice President with Perk International, Inc. As a result, Mr. Gaudet no longer holds any officer position with Perk International Inc.

On February 22, 2019, Marcus Southworth became, President, Secretary, Treasurer and Director of Perk International Inc.

On April 27, 2020, Certification and Notice of Termination of Registration Under Section 12(g) of The Securities Exchange Act of 1934 of Duty to File Reports Under Sections 13 and 15 (d) of the Securities Exchange Act of 1934.

On April 30, 2020 Marcus resigned from, President, Secretary, Treasurer and Director of Perk International Inc. Mr. Southworth no longer holds any officer position with Perk International Inc.

On April 30, 2020, Nelson Grist became the sole director of Perk International Inc.

We are a “shell company” under Rule 405 of Regulation C of the Securities Act. A “shell company” is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of twelve month from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Business Overview

General

Perk International, Inc. is an acquisition, sales management company for early stage, high growth businesses and technologies in the health care industry. The Company is developing specific criteria and standards that must be met by each acquisition candidate. Once identified, the Company will have access to highly seasoned and well-trained team of industry professionals to perform thorough due diligence on the potential acquisition partner. Following successful due diligence, Perk International, Inc. We will be able to consult with M & A advisors to structure and present an attractive proposal to the selling entity.

Perk International, Inc., now feels very comfortable in entering the rapidly growing health care market. It is estimated that Holistic and other natural and organic ingredients are believed to provide many medical benefits. It has been reported that Holistic and CBD oil can treat hundreds of medical issues such as anxiety, depression, pain, arthritis, insomnia, anorexia, heart disease, diabetes, asthma, several types of cancer, Alzheimer’s, dementia and epilepsy, just to name a few.

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OUR OBJECTIVE

It is the objective of Perk International, Inc. to control every aspect of the natural and organic farming industry from growth to extraction and distribution. This will enable us to avoid risking stagnant or contaminated biomass because of third party extraction labs being at full capacity.

Perk International, Inc., has designed its future into a 3-stage rollout:

1.	Grow and distribute high grade, certified natural and organic ingredients.

2.	Own processing facilities to dry biomass, extract hemp oil and refine to pharmaceutical grade CBD oils.

3.	Provide international wholesale distribution of natural and organic health care products with and without CBD.

To reach this objective we have hand-picked a team of industry professionals from experienced hemp farmers, bioengineers, extraction experts and other related industry professionals.

Our ultimate objective is to achieve exceptional multiples in growth, valuation and revenue to Perk International, “Inc. and its shareholders.

Employees

As of August 1, 2020, we have one full time employee, including management. We consider our relations with our employees to be good.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

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ITEM 1A.	RISK FACTORS.

RISK FACTORS

The statements contained in or incorporated into this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to our Business

Limited Operating History

We have had limited recent operating history nor any revenues or earnings from operations since inception. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our investment strategies or otherwise to generate sufficient revenue to continue operations.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

At the moment we are a going concern which does bring risk to the company and stock price. The management is aware that the company will require investment to fulfill our business plan and will work hard ensure the company will secure the appropriate funding.

The loans that are in default have been in default from the past management and we do not believe they present any risks to the potential success of the business, as no claims or demands have been made upon the Company. We also believe that the statute of limitations on some debts shall expire prior to any claims being presented. Therefore, we have no intention of make settlement or payment toward these defaulted debts. That being said, creditors may make claims for outstanding debts owed that even if successful in defending, may cause the Company to incur extensive costs in legal fees.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

We are a “shell company” under Rule 405 of Regulation C of the Securities Act. A “shell company” is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of twelve month from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

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Negative Cash Flow

We expect to generate operating losses and experience negative cash flow for the immediate future, and it is uncertain whether we will achieve future profitability. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from our investments and services rendered. Our ability to commence revenue operations and achieve profitability will depend upon revenue received primarily from investments or otherwise through services that we render. There can be no assurance that we will ever achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

Dependence on Key Personnel

Our success will depend, in large part, on the skill, expertise, and acumen of Nelson Grist. There is no requirement that Mr. Grist allocate a specific amount of time to our Company. If Mr. Grist ceases to participate in our Company’s activities for any reason, our Company’s ability to select attractive investments could be impaired severely. Our future success also depends on our ability to attract, train, retain, and motivate other highly qualified sales, technical, and managerial personnel. Competition for such personnel is intense and we may not be able to attract, train, retain, or motivate such persons in the future.

Prior Performance of our Management Team

Although Mr. Grist has in the past operated or otherwise been affiliated with prior successful companies, we can make no assurances that they will be able to duplicate prior levels of success. Any prior performance that Nelson may have had in operating or working with other ventures was obtained under different market conditions and in different contexts. There can be no assurance that Mr. Grist will be able to duplicate any prior levels of performance or success. Moreover, we have not disclosed material facts regarding the prior performance of Mr. Grist in this Form 10 or the market conditions relating to such performance.

Limited Liability

Our Certificate of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

Uncertain Government Regulation

Our business will be subject to extensive regulation. There has been an active debate over the appropriate extent of regulation and oversight. In addition, we may be adversely affected as a result of new or revised legislation or regulations imposed by the Commission or other United States governmental regulatory authorities or self-regulatory organizations that supervise the markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

Competition

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

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Economic Conditions

Our business will be materially affected by conditions in the financial markets and economic conditions or events in the United States and throughout the world that are outside our control, including, without limitation, changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates, and controls and national and international political circumstances (including wars, terrorist acts, or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions and/or other events. In the event of a market downturn, our businesses could be adversely affected in different ways.

Implications of Being an Emerging Growth Company

As a company with less than $2.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

•	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	An exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

•	An exemption from compliance with any new or revised financial accounting standards until they would apply to private companies;

•	An exemption from compliance with any new requirement adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statement of the issuer; and reduced disclosure about our executive compensation arrangements

U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenue, or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.

Cannabis is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

At present, 33 states and the District of Columbia allow their citizens to use medical cannabis. Additionally, 9 states have approved legalization of cannabis for adult recreational use. The laws of these states are in conflict with the Federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. If the federal government decides to enforce the Controlled Substances Act with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis could be subject to fines and imprisonment, the maximum being life imprisonment and a $50 million fine. Any such change in the federal government’s enforcement of current federal laws will cause significant financial damage to us.

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Previously, the Obama administration, memorialized in what has come to be commonly known as the Cole Memorandum, took the position that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. The Trump administration has revised this policy. Specifically, Attorney General Jeff Sessions has rescinded the Cole Memorandum guidance in favor of deferral of any enforcement of federal regulation to the individual states’ US Attorney.

Even under the prior Cole Memorandum guidance, the Department of Justice stated that it would continue to enforce the Controlled Substance Act with respect to cannabis to prevent:

•	the distribution of cannabis to minors;

•	criminal enterprises, gangs and cartels receiving revenue from the sale of cannabis;

•	the diversion of cannabis from states where it is legal under state law to other states;

•	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•	violence and the use of firearms in the cultivation and distribution of cannabis;

•	driving while impaired and the exacerbation of other adverse public health consequences associated with cannabis use;

•	the growing of cannabis on public lands; and

•	cannabis possession or use on federal property.

Despite the rescission of the Cole Memorandum, certain other protections for state-legal cannabis businesses remain in place via budgetary an element embedment which limits funding of any enforcement of anti-cannabis legislation. However, being an amendment to an appropriations bill, those protections must be renewed annually. The currently enacted Commerce, Justice, Science, and Related Agencies Act, which includes the protective embedment (the Rohrabacher-Farr Amendment), is effective by passage of a short-term continuing resolution only through December 8, 2017, and Attorney General Jeff Sessions has urged members of Congress to not renew the amendment.

On March 23, 2018, President Donald J. Trump signed into law a $1.3 trillion-dollar spending bill that included an amendment known as “Rohrabacher-Blumenauer,” which prohibits the Justice Department from using federal funds to prevent certain states “from implementing their own State laws that authorize the use, distribution, possession or cultivation of medical cannabis.”

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, was classified as a Schedule 1 controlled substance, and so illegal under the federal CSA.

With the passage of the Farm Bill, hemp cultivation is now broadly permitted, as long as its THC content is at or below .03%. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

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Risks Related to the Market for our Stock

The OTC and share value

Our Common Stock currently only trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the OTCMarkets Pink Marketplace. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock. In addition, newly amended rules related to Rule 15c2-11 may limit shareholders ability to deposit stock or trade.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase stock should know our common stock currently only sells and trades over the counter and our stock is quoted OTCMarkets Pink Marketplace trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on a national exchange, shareholders may be limited in their ability to sell their shares.

The current stop sign indicator is due to a lack of financial filing from the past management. The new management has filed a Form 10 with audited financials to become a current SEC filing company.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker- dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker- dealers from effecting transactions in our Common Stock.

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Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the Over-The-Counter (“OTCBB”), investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 125,000,000 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

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No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed adoption of accounting standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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ITEM 2. FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Financial Statements of our Company and notes thereto included elsewhere in this Form 10.

We plan to do an S1 and register stock and offer some convertible notes to start receiving funding to start the execution of our business plan.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered, by starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed website platform and future products. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

10

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Overview

We intend to become a key manufacturer of high quality natural and organic nutraceuticals. Our quality ingredients will ultimately be bio-engineered to grow large, robust crops, durable to a wide range of weather and altitude and contain some of the highest percentages of high quality natural and organic nutraceuticals with and without CBD on the market. Our genetic improvement strategy includes the following objectives:

•	High yield
•	Premium market quality
•	Reliable zero levels of THC content
•	Continually develop new improvements to our high quality natural and organic nutraceuticals

We are committed to bring the highest quality of natural and organic nutraceuticals that can maximize the profitability of the health care industry.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on management’s historical industry experience and not our Company’s historical experience.

Cash Equivalents

We consider all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

11

Default Debts

Prior management accrued certain debts described in the Notes of our financial statements that the Company is currently default on. However, the Company does not believe these debts pose any risk as no claims have been made and the custodian took efforts to contact the creditors. In addition, we have sought the advise of counsel regarding what we believe are statutes of limitations that would further hamper any attempts of creditors to collect on these debts. The Company does not plan to seek settlement or repayment unless a creditor makes a claim.

Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted – average number of common shares outstanding for the period, without consideration for Common Stock equivalents.

Employees

We currently have only one employee, all of whom are officers and directors.

Bio

Nelson Grist – President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Perk International, Inc. (“Perk International, Inc.”).

Nelson Grist was President, CEO, Officer and Director of For The Earth Corporation from July 2008 to April 1st, 2020. In 2011 Mr. Grist did a reverse merger and For The Earth Corporation become a non-reporting publicly traded company on the OTC Pink. For The Earth filed a Regulation A offering in 2019 and was approved. Unfortunately, the Reg A was never funded and has recently expired on August 8th, 2020.

In July 2015, Mr. Grist filed a Chapter 7 personal bankruptcy in Maricopa County, Arizona. He was discharged in January 2016.

ITEM 3.	PROPERTIES.

No properties owned.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of July 22, 2020, certain information concerning the beneficial ownership of our Common Stock by: (i) each stockholder known by us to own beneficially 10.0% or more of our outstanding Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:

Name	Number of Shares of Common Stock	Percentage
Nelson Grist	125,000,000	50%

All executive officers, directors, and beneficial ownership thereof as a group [*]	125,000,000	50%

* Nelson Grist is the control person of Perk International, Inc.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 227,203,331 shares of common stock outstanding as of July 22, 2020.

The mailing address of the stockholders’ reference in the chart above is 2375 East Camelback Rd. Suite 600, Phoenix, AZ 85106.

12

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Nelson Grist	54	President, Chief Executive Officer, CFO, Treas, Sec. and Member of Board of Directors

Nelson Grist was President, CEO, Officer and Director of For The Earth Corporation from July 2008 to April 1st, 2020. As CEO and Director, Mr. Grist has extensive experience running and operating a microcap public company. For the past 5 years, Mr. Grist has provided executive services related to investor relations, day to day operations, compliance, and business development.

ITEM 6.	EXECUTIVE COMPENSATION.

The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers for the last two fiscal years.

			(a)	(b)	(c)
				Option	All Other	Total
Name and Principal Position	Year	Salary*	Bonus	Awards	Compensation	Compensation
Marcus Southworth, President, CEO, CFO, Sec., Treas., Dir.	2019	$0	$0	$0	$1,000,000	$1,000,000
Nelson Grist, President, CEO, CFO, Sec., Treas., Dir.	2020	$0	$0	$0	$0	$0

Nelson Grist compensation will be Zero (0) until funding has been secured. Once funding has been secured the compensation will be a base salary of $70,000 per year.

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

We are a party to certain related party transactions, as described below. Our policy is that all related party transactions will be reviewed and approved by our board of directors prior to our entering into any related party transactions.

As of May 31, 2020, and 2019, the Company had a payable to a related party for $22,790 and $22,790, respectively, which is unsecured and due on demand.

In March 2019, the Company issued 125,000,000 shares of common stock to Marcus Southworth. The shares were valued at $0.008, the closing stock price on the date of grant, for total non-cash of $1,000,000.

Director Independence

We are not currently listed on any national securities exchange that has a requirement that our Board of Directors be independent. At this time, we do not have an “independent director” as that term is defined under the rules of the NASDAQ Capital Market.

13

ITEM 8.	LEGAL PROCEEDINGS.

None.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

a. Market information.

We only trade on the Over the Counter Market (“OTC Market”). To have our securities quoted on Pink Sheer the over-the- (“OTCPink”) we must: (1) be a company that reports its current financial information to the Commission, banking regulators, or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA. The OTC Market differs substantially from national and regional stock exchanges because it: (a) operates through communication of bids, offers, and confirmations between broker-dealers, rather than one centralized market or exchange; and (b) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges.

b. Dividends.

We have not issued any dividends and have no plans of paying cash dividends in the future.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

In March 2019, the Company issued 125,000,000 shares of common stock to Marcus Southworth. The shares were valued at $0.008, the closing stock price on the date of grant, for total non-cash of $1,000,000.

14

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

None.

Common Stock

We are authorized to issue 250,000,000 shares of Common Stock at a par value of $0.001 per share. Each holder of Common Stock shall be entitled to one vote per share.

As of May 31, 2020, there are 227,203,331 shares of Common Stock issued and outstanding.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide for the indemnification of present or former directors or officers to the fullest extent permitted by Nevada law, against all expense, liability, and loss reasonably incurred or suffered by such officers or directors in connection with any action against such officers or directors. Currently we do not maintain director and officer liability insurance.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The information required by this item may be found beginning on page F-1 of this Registration Statement and are incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

Our financial statements begin on page F-1 immediately following the signature page of this registration statement.

(b) Exhibits.

None.

15

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 16, 2020

Perk International, Inc.

	By:	/s/ Nelson Grist
Nelson Grist, Chief Executive Officer

16

Index to Financial Statements

Perk International, Inc.

For the Years ending May 31, 2020 and 2019

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Perk International, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Perk International, Inc. (the "Company") as of May 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company's auditor since 2020

Lakewood, CO

July 14, 2020

F-2

PERK INTERNATIONAL INC.

BALANCE SHEETS

	May 31, 2020	May 31, 2019
ASSETS
Current Assets:
Cash	$–	$–
Total Assets	$–	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$343,319	$341,078
Accrued interest	962	70
Due to related parties	24,340	22,790
Loans payable	71,268	71,268
Note payable	39,749	39,749
Total Current Liabilities	479,638	474,955
Total Liabilities	479,638	474,955

Commitments and contingencies	–	–

Stockholders' Deficit:
Common Stock, par value $0.0001, 250,000,000 shares authorized; 227,203,331 shares issued and outstanding	22,520	22,520
Additional paid-in capital	1,028,608	1,028,608
Accumulated deficit	(1,530,766)	(1,526,083)
Total Stockholders' Deficit	(479,638)	(474,955)
Total Liabilities and Stockholders' Deficit	$–	$–

The accompanying notes are an integral part of these financial statements.

F-3

PERK INTERNATIONAL INC.

STATEMENTS OF OPERATIONS

	For the Years Ended May 31,
	2020	2019
Operating Expenses:
General and administrative	$3,791	$1,008,947
Total operating expenses	3,791	1,008,947

Loss from operations	$(3,791)	$(1,008,947)

Other expense:
Interest expense	(892)	(70)
Total other expense	(892)	(70)

Net loss before provision for income tax	(4,683)	(1,009,017)
Provision for income tax	–	–
Net Loss	$(4,683)	$(1,009,017)

Loss per share, basic and diluted	$(0.00)	$(0.01)

Weighted average common shares outstanding, basic and diluted	227,203,331	101,369,863

The accompanying notes are an integral part of these financial statements.

F-4

PERK INTERNATIONAL INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance, May 31, 2018	102,203,331	$10,020	$41,108	$(517,066)	$(465,938)
Common stock issued	125,000,000	12,500	987,500	–	1,000,000
Net Loss	–	–	–	(1,009,017)	(1,009,017)
Balance, May 31, 2019	227,203,331	22,520	1,028,608	(1,526,083)	(474,955)
Net Loss	–	–	–	(4,683)	(4,683)
Balance, May 31, 2020	227,203,331	$22,520	$1,028,608	$(1,530,766)	$(479,638)

The accompanying notes are an integral part of these financial statements.

F-5

PERK INTERNATIONAL INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended May 31,
	2020	2019
Cash flows from operating activities:
Net Loss	$(4,683)	$(1,009,017)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	–	1,000,000
Changes in operating assets and liabilities:
Accounts payable	2,241	(5,802)
Accrued interest	892	70
Net cash used in operating activities	(1,550)	(14,749)

Cash flows from investing activities:	–	–

Cash flows from financing activities:
Cash advances from a related party	1,550	–
Proceeds from note payable	–	14,749
Net cash provided by financing activities	1,550	14,749

Net increase (decrease) in cash	–	–

Cash, beginning of year	–	–

Cash, end of year	$–	$–

Supplemental disclosure of cash flow information:
Cash paid for taxes	$–	$–
Cash paid for interest	$–	$–

The accompanying notes are an integral part of these financial statements.

F-6

PERK INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2020

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Perk International Inc. (“the Company” or “Perk”) was incorporated under the laws of the State of Nevada on April 10, 2013. The Company is an acquisition, sales management company for early stage, high growth businesses and technologies in the health care industry. The Company has developed specific criteria and standards that must be met by each acquisition candidate. Once identified, the Company will engage its highly seasoned and well-trained team of industry professionals to perform thorough due diligence on the potential acquisition partner. Following successful due diligence, Perk will send in its M & A team to structure and present an attractive proposal to the selling entity.

On February 22, 2019, Marcus Southworth became, President, Secretary, Treasurer and Director of Perk International Inc.

On April 27, 2020, Certification and Notice of Termination of Registration Under Section 12(g) of The Securities Exchange Act of 1934 of Duty to File Reports Under Sections 13 and 15 (d) of the Securities Exchange Act of 1934.

On April 30, 2020 Marcus resigned from, President, Secretary, Treasurer and Director of Perk International Inc. Mr. Southworth no longer holds any officer position with Perk International Inc.

On April 30, 2020, Nelson Grist became the sole director of Perk International Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

F-7

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at May 31, 2020 and 2019.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based Compensation

We account for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

We account for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the years ended May 31, 2020 and 2019, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

F-8

Recently issued accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company has adopted this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivative and Hedging (Topic 815, and Leases (Topic 841). This new guidance will be effective for annual reporting periods beginning after December 15, 2019, including interim periods within those annual reporting periods. While the Company is continuing to assess the potential impacts of ASU 2019-10, it does not expect ASU 2019-10 to have a material effect on its financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs and has an accumulated deficit of $1,530,766, ($1,000,000 of which is from non-cash stock compensation expense). These conditions raise substantial doubt about the company’s ability to continue as a going concern. The Company will engage in limited activities without incurring significant liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 - LOANS PAYABLE

On July 24, 2013 the Company obtained a term loan for an amount of CAD $18,800 repayable in 59 monthly installments of CAD $367.63 including interest and principal and bears interest at 6.5% per annum (prime plus 3.5% per annum). The loan is secured by a personal guarantee of a director. As of May 31, 2020, and 2019, there is a balance due on this loan of $10,776 and $10,776, respectively. This loan in in default.

As of May 31, 2020, and 2019, the Company owes $39,991 and $39,991, respectively, to a third party for a loan that was received during the quarter ended February 28, 2015. This loan is in default.

As of May 31, 2020, and 2019, the Company owes $20,501 and $20,501, respectively, to a third party for a loan that was received during the quarter ended February 28, 2015. This loan is in default.

NOTE 5 - NOTES PAYABLE

On November 3, 2016, the Company received a $25,000 loan from Securities Compliance Group, Ltd. The note is unsecured, bears no interest and was due upon the final order of dismissal of the custodianship. This note is in default.

F-9

On May 2, 2019, the Company executed a promissory note with Kim Southworth in the amount of $14,749. The loan is due either on demand or within five years and carries an interest rate of 6%, compounded annually. As of May 31, 2020, and 2019 there is $962 and $70 of interest accrued on this loan, respectively.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of May 31, 2020 and 2019, the Company had a payable to a related party for $22,790 and $22,790, respectively, which is unsecured and due on demand.

In March 2019, the Company issued 125,000,000 shares of common stock to Marcus Southworth. The shares were valued at $0.008, the closing stock price on the date of grant, for total non-cash of $1,000,000.

NOTE 7 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used.

Net deferred tax assets consist of the following components as of May 31:

	2020	2019
Deferred tax assets:
NOL Carryover	$21,200	$20,800
Related Party Accruals	6,300	5,900
Less: valuation allowance	(27,500)	(26,700)
Net deferred tax asset	$–	$–

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended May 31, due to the following:

	2020	2019
Deferred Tax Assets:
Book Income	$(1,000)	$(211,900)
Related Party Accruals	300
Other nondeductible expenses	210,000
Less valuation allowance	(700)	1,900
	$–	$–

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-10

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of May 31, 2020, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

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